SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Friday August 6, 2004
Date of report (Date of earliest event reported)

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1035424 (I.R.S. Employer Identification No.)

660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 4.      Change in Registrant’s Certifying Accountant.

     (a)       On August 6, 2004 the Audit Committee of the Board of Directors of EMS Technologies, Inc. (the “Company”) engaged the Company’s principal independent auditor, KPMG LLP (“KPMG”), to expand the scope of its audit activities to include the financial statements of the Company’s Canadian operations, and accordingly dismissed Ernst &Young LLP (“E&Y”) as auditor of the financial statements of the Company’s Canadian subsidiary, EMS Technologies Canada, Ltd. The decision to expand KPMG’s scope of audit and dismiss E&Y was made to reduce the complexity and cost related to the use of two accounting firms to conduct the Company’s annual audit, as well as in consideration of the extensive, tax-related non-audit services for which the Company expects to continue to engage E&Y in Canada.

E&Y’s audit reports on the Company’s Canadian subsidiary financial statements as of and for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods through August 6, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure that, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report. During the Company’s two most recent fiscal years and the subsequent interim periods, the Company has had no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter, dated August 11, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)      The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on August 12, 2004.

EMS TECHNOLOGIES, INC.

Date: August 12, 2004	By:	/s/ Don T. Scartz Don T. Scartz Executive Vice President and Chief Financial Officer